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                                                                                                           EXHIBIT 21.1

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                                          BEI TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                SUBSIDIARIES OF THE COMPANY


Name of Subsidiary                          Jurisdiction of Incorporation          Doing Business As (If Different)
------------------------------------------- -------------------------------------- ------------------------------------
BEI Sensors & Systems Company, Inc.         Delaware                               BEI Sensors & Systems Company

BEI International, Inc                      Delaware

BEI Export Sales Company, Inc.              U.S. Virgin Islands

BEI Properties, Inc.                        Arkansas

SiTek, Inc., a BEI Company                  Delaware

BEI Sensors, S.A.S.                         France

BEI Tactical Defense Systems, Inc.          Delaware

Micro Polymer Systems, Inc                  Delaware

BEI Ideacod, S.A.S.                         France

OpticNet, Inc.                              Delaware
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